UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

iTeos Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39401	84-3365066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street
Watertown , Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 339 217 0161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 18, 2025, iTeos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub VIII, Inc., a Delaware corporation and a wholly owned subsidiary of Concentra (“Merger Sub”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), by Concentra through a tender offer (the “Offer”), for a price per share of the Common Stock of (A) $10.047 in cash (the “Cash Amount”), subject to applicable tax withholding and without interest, plus (B) one contingent value right (a “CVR”) (together with the Cash Amount, the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.

The Company’s Board of Directors (the “Board”) has unanimously: (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement (as defined below) (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and its stockholders (other than shares held by Concentra or its affiliates), (ii) duly authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, (iii) declared the Merger Agreement and the Transactions advisable; (iv) resolved that the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement); and (v) recommended that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Concentra is required to commence the Offer as promptly as practicable, and in any event no later than ten (10) business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock: (i) each outstanding share of Common Stock, other than any shares of Common Stock owned by Concentra, Merger Sub or any other subsidiary of Concentra, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price without interest, less any applicable withholding taxes; (ii) (A) each option to purchase shares of Common Stock from the Company (“Company Stock Options,” and each such option, a “Company Stock Option”) that is then outstanding but not then vested or exercisable and that is held by a Company service provider who is subject to an individual employment or other agreement and/or a Company severance and change in control plan or agreement that provides for accelerated vesting of time-based equity awards upon the occurrence of a sale of the Company or a qualifying termination of employment or service in connection with, or within a specified time following a sale of the Company (each such option an “Accelerated Vesting Stock Option”) will become immediately vested and exercisable in full, (B) each Company Stock Option that has an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option (x) an amount in cash without interest, subject to any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of Common Stock underlying such In-the-Money Option by (2) the number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time and (y) one CVR for each share of Common Stock underlying such In-the-Money Option, and (C) each Company Stock Option that has an exercise price per share that is equal to or greater than the Cash Amount, and each unvested Company Stock Option that is not an Accelerated Vesting Stock Option, that is then outstanding will be cancelled for no consideration; and (iii) (A) each restricted stock unit of the Company (“Company Restricted Stock Units,” and each such restricted stock unit, a “Company Restricted Stock Unit”) that is held by a Company service provider who is subject to an individual employment or other agreement and/or a Company severance and change in control plan or agreement that provides for accelerated vesting of time-based equity awards upon the occurrence of a sale of the Company or a qualifying termination of employment or service in connection with, or within a specified time following a sale of the Company (each such Company Restricted Stock Unit an “Accelerated Vesting Restricted Stock Unit”) that is then outstanding but not then vested will become immediately vested in full, (B) each Accelerated Vesting Restricted Stock Unit that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit will be entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit (x) an amount in cash without interest, subject to any applicable tax withholding, equal to the Cash Amount and (y) one CVR and (C) each unvested Company Restricted Stock Unit that is not an Accelerated Vesting Restricted Stock Unit that is then outstanding will be cancelled for no consideration.

Concentra’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of voting Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the DGCL) that, when considered together with all other shares of the voting Common Stock (if any) owned by Concentra and its “affiliates” (as defined in Section 251(h)(6)(a) of the DGCL), equals at least one share more than 50% of all shares of voting Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any Legal Restraint (as defined in the Merger Agreement) in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the CVR Agreement; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications and exceptions; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; and (v) the Closing Net Cash (as defined in the Merger Agreement) shall be no less than $475 million, unless following a final determination in accordance with the Merger Agreement that Closing Net Cash is less than $475 million, the Merger Agreement has not been terminated by Concentra within five (5) business days thereafter. The obligations of Concentra and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Concentra, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Concentra of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Concentra and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both Concentra and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before October 16, 2025. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a Superior Company Proposal (as defined in the Merger Agreement), the Company will be required to pay Concentra a termination fee of $8.4 million. If Concentra terminates the Merger Agreement due to the Company having Closing Net Cash of less than $475.0 million, the Company will be required to reimburse expenses incurred by Concentra up to a maximum amount of $0.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement and the foregoing description thereof has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Limited Guaranty

Concurrently with the execution of the Merger Agreement and the CVR Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Tang Capital Partners, LP, a Delaware limited partnership, has delivered to the Company a duly executed limited guaranty, dated as of the date of the Merger Agreement (the “Limited Guaranty”), in favor of the Company, in respect of certain of Concentra’s and Merger Sub’s (including as the surviving corporation of the Merger) obligations arising under, or in connection with, the Merger Agreement and CVR Agreement. Certain obligations under the Limited Guaranty are subject to: (i) a cap of $465.0 million, which includes certain enforcement costs, under the Merger Agreement; and (ii) a cap of an amount equivalent to the CVR Proceeds (as defined in the CVR Agreement), plus certain enforcement costs up to the CVR Expense Cap (as defined below), under the CVR Agreement.

Contingent Value Rights Agreement

At or prior to the time at which Concentra first irrevocably accepts for purchase the shares of Common Stock tendered in the Offer, Concentra and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) and a representative, agent and attorney-in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments equal to: (i) 100% of the amount by which Closing Net Cash (as finally determined pursuant to the Merger Agreement) exceeds $475 million, adjusted downward for any claims or downward or upward, as applicable, for any changes in amounts accrued in the Closing Net Cash that, in each case, are not accounted for in such Closing Net Cash; and (ii) 80% of the Net Proceeds (as defined in the CVR Agreement), if any, from any sale, transfer, license or other disposition (each, a “Disposition”) by Concentra or any of its affiliates, including the Company after the Merger, of all or any part of the Company’s and its subsidiaries’ (a) product candidates known as (i) EOS-984, a small molecule in oncology inhibiting ENT1; and (ii) EOS-215, an anti-TREM2

(anti-Triggering Receptor Expressed on Myeloid Cells 2) antibody, including, in each case, any form or formulation, and any improvement or enhancement, of any such product candidate; (b) preclinical obesity program targeting ENT1, including EOS-518 and EOS-855, and any product candidate contained in or arising from, such program; (c) program developing a small molecule inhibiting PTPNI1/2, and any product candidate contained in or arising from, such program; and (d) any product or product candidate covered by the claims of a patent, patent application, provisional patent application or similar instrument owned by the Company or a subsidiary of the Company as of the Merger Closing Date (the “CVR Products”) that occurs within the period beginning on the Merger Closing Date and ending on the six (6) month anniversary following the Merger Closing Date (the “Disposition Period”), provided the proceeds from such Disposition are paid to or received by Concentra or any of its affiliates prior to the eight (8) year anniversary following the end of the Disposition Period. In the event that no Dispositions occur by the six (6) month anniversary of the Merger Closing Date, holders of the CVRs will not receive any payment pursuant to the CVR Agreement with respect to a Disposition. Concentra shall, and shall cause the Company after the Merger to, use commercially reasonable efforts to spend up to $350,000 (the “CVR Expense Cap”) to, among other things, during the Disposition Period: (i) enter into one or more Disposition Agreements (as defined in the CVR Agreement) as soon as practicable following the Effective Time; (ii) retain an employee or consultant of Concentra or Merger Sub for the purpose of maintaining and preserving the CVR Products and seeking, negotiating and executing Disposition Agreements; (iii) maintain the CVRs (including fees and expenses related to the Rights Agent and the Representative (as defined in the CVR Agreement)); (iv) maintain and prosecute the intellectual property relating to the CVR Products set forth on Schedule 1 to the CVR Agreement; and (v) continue the CMC Activities (as defined in the Merger Agreement) of the CVR Products to the extent the costs associated with such CMC Activities were included in the Closing Net Cash Schedule.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Concentra, any constituent corporation party to the Merger or any of their respective affiliates.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of CVR Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The CVR Agreement and the foregoing description thereof has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The CVR Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the CVR Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the CVR Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the CVR Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the CVR Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

In connection with the execution of the Merger Agreement, Concentra and Merger Sub entered into tender and support agreements (the “Support Agreements”) with the Company’s directors and executive officers. The Support Agreements provide that, among other things, those parties irrevocably tender the shares of Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 0.6% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a Superior Company Proposal.

The form of the Support Agreement is included herein as Exhibit E to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2025, in connection with the execution of the Merger Agreement, the Company terminated the iTeos Therapeutics, Inc. 2020 Employee Stock Purchase Plane (the “Company ESPP”), and as a result the Company will refund all amounts in the accounts of Company ESPP participants in accordance with the terms of the Company ESPP.

Item 7.01 Regulation FD Disclosure.

On July 21, 2025, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 13, 2025, iTeos Belgium S.A., a wholly owned subsidiary of the Company (“iTeos Belgium”), received written notice from GlaxoSmithKline Intellectual Property (No. 4) Limited (“GSK”), that GSK had elected to terminate the Collaboration and License Agreement between iTeos Belgium S.A. and GSK, dated June 11, 2021, as amended (the “GSK Agreement”). On July 18, 2025, iTeos Belgium and GSK entered into a Mutual Termination Agreement (the “GSK Termination Agreement”), pursuant to which iTeos Belgium will pay GSK a one-time termination payment of $32.0 million no later than 20 Business Days after receipt of an invoice from GSK. Unless there is a material safety or efficacy issue requiring pause or cessation, both iTeos Belgium and GSK are required to complete within certain specified time periods certain ongoing activities related to the wind-down and completion of clinical trials. GSK will revert to iTeos Belgium control of prosecution of certain patents. GSK and iTeos Belgium will also complete data migration activities and publish certain scientific and medical publications related to activities performed under the GSK Agreement.

Important Additional Information and Where to Find It

The Offer for the outstanding shares of Common Stock referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Shares, nor is it a substitute for the Offer materials that Concentra and Merger Sub will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Concentra and Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal, and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT THE COMPANY’S STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal, and other Offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Shares at no expense to them. The Offer materials and the Solicitation/Recommendation Statement also will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free on the Company’s website, www.iteostherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. All statements, other than statements of historical fact, are generally forward-looking statements, including all statements regarding the intent, belief, or expectations of the Company and its management. These forward-looking statements typically can be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed Transaction, similar transactions, prospective performance, future plans, events, expectations, objectives, opportunities, and the outlook for the Company; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties; accordingly, investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially due to several factors. Factors that could cause future results to differ materially include: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that the Company does not satisfy the minimum closing net cash condition or that a governmental entity may prohibit or delay the consummation of the transaction; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed Transaction on a timely basis or at all; the Company’s ability to execute on and realize the expected benefits of its reduction in force; significant transaction costs; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; the possibility that competing offers will be made; the risk that any stockholder litigation in connection with the proposed Transactions may result in significant costs of defense, indemnification and liability; risks of unexpected costs, delays, or other unexpected hurdles; and other factors as set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2025, Quarterly Report on Form 10-Q filed with the SEC on April 28, 2025 and other reports filed with the SEC. The forward-looking statements in this communication speak only as of the date of this communication. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 18, 2025, by and among iTeos Therapeutics, Inc., Concentra Biosciences, LLC, and Concentra Merger Sub VIII, Inc.

10.1	Form of Contingent Value Rights Agreement by and between Concentra Biosciences, LLC, Concentra Merger Sub VIII, Inc., and a wholly owned Subsidiary of Concentra Biosciences, LLC.

99.1	Press Release of iTeos Therapeutics, Inc., dated July 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTeos Therapeutics, Inc.

Date:	July 21, 2025	By:	/s/ Michel Detheux
Michel Detheux, Ph.D. President and Chief Executive Officer